Exhibit 10.1

FIRST AMENDMENT TO SECURED BRIDGE LOAN AGREEMENT

This FIRST AMENDMENT TO SECURED BRIDGE LOAN AGREEMENT (this “Amendment”) is made and entered into as of October 27, 2023 by and between TIMBER PHARMACEUTICALS, INC., a Delaware corporation (“Timber Parent”), TIMBER PHARMACEUTICALS LLC, a Delaware limited liability company (“Timber”), BIOPHARMX, INC., a Nevada corporation (“BiopharmX” and, together with Timber Parent and Timber, the “Borrowers” and each a “Borrower”) and LEO US HOLDING, INC., a Delaware corporation (together with its permitted assignees, the “Holder”).

WHEREAS, the Borrowers and the Holder entered into a Secured Bridge Loan Agreement, dated as of August 30, 2023 (the “Loan Agreement”), pursuant to which the Holder has extended credit to the Borrowers on the terms set forth therein;

WHEREAS, pursuant to Section 9.8 of the Loan Agreement, the Loan Agreement may be amended by an instrument in writing signed by each Borrower and the Holder; and

WHEREAS, the Borrowers and the Holder desire to amend certain provisions of the Loan Agreement on the terms and subject to the conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Definitions; Loan Document. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Loan Agreement. This Amendment shall constitute a Loan Document for all purposes of the Loan Agreement and the other Loan Documents.

2.           Amendments to the Loan Agreement. Subject to the occurrence of the Amendment Effective Date:

(a)         References to $3,000,000 in the heading of the Loan Agreement and in the first paragraph of the Loan Agreement will be Section 1.1 of the Credit Agreement shall each be amended to refer to $6,500,000.

(b)         Section 1.1(a) shall be amended and restated in its entirety as follows:

“(a) Loans. Holder shall, on the terms and subject to the conditions contained in this Agreement, advance (i) a term loan (the “Initial Loan”) to the Borrowers on the Initial Loan Closing Date in an aggregate principal amount of $2,000,000, (ii) a delayed draw term loan (the “Delayed Draw Loan”) to the Borrowers on September 30, 2023 (the “Delayed Draw Closing Date”) in an aggregate principal amount of $1,000,000, (iii) an initial incremental term loan (the “First Incremental Loan”) to the Borrowers on the date that is three (3) Business Days after the Amendment Effective Date, in an aggregate principal amount of $1,800,000, and (iv) a delayed draw incremental term loan (the “Second Incremental Loan”, and together with the First Incremental Loan, the “Incremental Loans”; the Incremental Loans, together with the Initial Loan and the Delayed Draw Loan, the “Loans” and each, a “Loan”) to the Borrowers no earlier than on November 13, 2023, in an aggregate principal amount of $1,700,000. Each Loan shall be made only upon the delivery by the Borrowers to Holder of a Drawdown Notice requesting a Loan executed by a responsible officer of each Borrower in the form attached hereto as Exhibit A (the “Drawdown Notice”) not less than three (3) Business Days (or such shorter period as the Holder may agree in its sole discretion) prior to the date on which the proposed Loan is to be made provided that the conditions applicable to such Loan are satisfied (or waived in accordance with this Agreement). Holder will keep records of Loans, accrued interest and charges which will be binding on each Borrower absent manifest error. The Borrowers shall not be obligated to request or draw any Loan under this Agreement.”

(c)         Section 5.10 of the Loan Agreement shall be amended and restated in its entirety as follows:

“ 5.10 Use of Proceeds. Each Borrower shall (a) use the proceeds of the Initial Loan and the Delayed Draw Loan (i) to satisfy in full all outstanding amounts owing to the Office of Secretary of State of the State of Delaware in respect of the DE Franchise Tax Matter (as defined in the Disclosure Letter), and (ii) for working capital and other general corporate purposes, and (b) use the proceeds of the Incremental Loans for working capital and other general corporate purposes.

(d)         Section 10 of the Loan Agreement shall be amended to add the following definition in alphabetical order:

“Amendment Effective Date” has the meaning set forth in that certain First Amendment to Secured Bridge Loan Agreement, dated as of October 27, 2023, among the Borrowers and the Holder.”

3.           Conditions to Effectiveness of Amendment. This Amendment shall become effective on the first date on which each of the following conditions have been satisfied (the “Amendment Effective Date”):

(a)         Receipt by the Holder and the Borrowers of a counterpart signature of the other to this Amendment duly executed and delivered by each of the Holder and the Borrowers;

(b)         Holder shall have received a certificate duly executed by an officer of each Borrower, dated as of the Amendment Effective Date, and duly executed and delivered by an officer of each Borrower, in which certificate each Borrower shall agree and acknowledge that the statements made therein shall be deemed to be true and correct representations and warranties of each Borrower as of such date, and, at the time such certificate is delivered, such statements shall in fact be true and correct, and such statements shall include that (i) the representations and warranties set forth in each Loan Document shall, in each case, be true and correct as of the Amendment Effective Date, or as of any earlier date specified in such representations and warranties, and (ii) no Default shall have then occurred and be continuing, or would result from the Loan to be advanced on the Amendment Effective Date;

(c)         Holder shall have received a Drawdown Notice for the First Incremental Loan;

(d)         no material breach by Borrower of any provision of the Merger Agreement has occurred and is continuing;

(e)         the representations and warranties contained herein shall be true and correct in all material respects on and as the date on which such Loan is made or as of any earlier date specified in such representations and warranties; and

(f)         the absence of any Event of Default or event which, with the lapse of time, the giving of notice or both, would be an Event of Default hereunder either before or occurring as a result of making the Loan.

4.           Expenses. Each Borrower agrees, jointly and severally, to pay on demand all expenses of the Holder (including, without limitation, the fees and out-of-pocket expenses of Covington & Burling LLP, counsel to the Holder) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment.

5.           No Implied Amendment or Waiver. Except as expressly set forth in this Amendment, this Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of the Holder under the Loan Agreement or the other Loan Documents, or alter, modify, amend or in any way affect any of the terms, obligations or covenants contained in the Loan Agreement or the other Loan Documents, all of which shall continue in full force and effect. Nothing in this Amendment shall be construed to imply any willingness on the part of the Holder to agree to or grant any similar or future amendment, consent or waiver of any of the terms and conditions of the Loan Agreement or the other Loan Documents.

6.           Waiver and Release. TO INDUCE THE HOLDER TO AGREE TO THE TERMS OF THIS AMENDMENT, BORROWERS AND THEIR RESPECTIVE AFFILIATES (COLLECTIVELY, THE “RELEASING PARTIES”) REPRESENT AND WARRANT THAT, AS OF THE DATE HEREOF, THERE ARE NO CLAIMS OR OFFSETS AGAINST, OR RIGHTS OF RECOUPMENT WITH RESPECT TO, OR DISPUTES OF, OR DEFENSES OR COUNTERCLAIMS TO, THEIR OBLIGATIONS UNDER THE LOAN DOCUMENTS, AND IN ACCORDANCE THEREWITH THEY:

(a)         WAIVE ANY AND ALL SUCH CLAIMS, OFFSETS, RIGHTS OF RECOUPMENT, DISPUTES, DEFENSES AND COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE HEREOF.

(b)         FOREVER RELEASE, RELIEVE, AND DISCHARGE THE HOLDER AND ITS OFFICERS, DIRECTORS, SHAREHOLDERS, MEMBERS, PARTNERS, PREDECESSORS, SUCCESSORS, ASSIGNS, ATTORNEYS, ACCOUNTANTS, AGENTS, EMPLOYEES, AND REPRESENTATIVES (COLLECTIVELY, THE “RELEASED PARTIES”), AND EACH OF THEM, FROM ANY AND ALL CLAIMS, LIABILITIES, DEMANDS, CAUSES OF ACTION, DEBTS, OBLIGATIONS, PROMISES, ACTS, AGREEMENTS, AND DAMAGES, OF WHATEVER KIND OR NATURE, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, CONTINGENT OR FIXED, LIQUIDATED OR UNLIQUIDATED, MATURED OR UNMATURED, WHETHER AT LAW OR IN EQUITY, WHICH THE RELEASING PARTIES EVER HAD, NOW HAVE, OR MAY, SHALL, OR CAN HEREAFTER HAVE, DIRECTLY OR INDIRECTLY ARISING OUT OF OR IN ANY WAY BASED UPON, CONNECTED WITH, OR RELATED TO MATTERS, THINGS, ACTS, CONDUCT, AND/OR OMISSIONS AT ANY TIME FROM THE BEGINNING OF THE WORLD THROUGH AND INCLUDING THE DATE HEREOF, INCLUDING WITHOUT LIMITATION ANY AND ALL CLAIMS AGAINST THE RELEASED PARTIES ARISING UNDER OR RELATED TO ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY.

(c)         IN CONNECTION WITH THE RELEASE CONTAINED HEREIN, THE RELEASING PARTIES ACKNOWLEDGE THAT THEY ARE AWARE THAT THEY MAY HEREAFTER DISCOVER CLAIMS PRESENTLY UNKNOWN OR UNSUSPECTED, OR FACTS IN ADDITION TO OR DIFFERENT FROM THOSE WHICH THEY KNOW OR BELIEVE TO BE TRUE, WITH RESPECT TO THE MATTERS RELEASED HEREIN. NEVERTHELESS, IT IS THE INTENTION OF THE RELEASING PARTIES, THROUGH THIS AMENDMENT AND WITH ADVICE OF COUNSEL, FULLY, FINALLY, AND FOREVER TO RELEASE ALL SUCH MATTERS, AND ALL CLAIMS RELATED THERETO, WHICH DO NOW EXIST, OR HERETOFORE HAVE EXISTED. IN FURTHERANCE OF SUCH INTENTION, THE RELEASES HEREIN GIVEN SHALL BE AND REMAIN IN EFFECT AS A FULL AND COMPLETE RELEASE OF SUCH MATTERS NOTWITHSTANDING THE DISCOVERY OR EXISTENCE OF ANY SUCH ADDITIONAL OR DIFFERENT CLAIMS OR FACTS RELATED THERETO.

(d)         THE RELEASING PARTIES COVENANT AND AGREE NOT TO BRING ANY CLAIM, ACTION, SUIT, OR PROCEEDING AGAINST THE RELEASED PARTIES, DIRECTLY OR INDIRECTLY, REGARDING OR RELATED IN ANY MANNER TO THE MATTERS RELEASED HEREBY, AND FURTHER COVENANT AND AGREE THAT THIS AMENDMENT IS A BAR TO ANY SUCH CLAIM, ACTION, SUIT, OR PROCEEDING.

(e)         THE RELEASING PARTIES REPRESENT AND WARRANT TO THE RELEASED PARTIES THAT THEY HAVE NOT HERETOFORE ASSIGNED OR TRANSFERRED, OR PURPORTED TO ASSIGN OR TRANSFER, TO ANY PERSON OR ENTITY ANY CLAIMS OR OTHER MATTERS HEREIN RELEASED.

(f)          THE RELEASING PARTIES ACKNOWLEDGE THAT THEY HAVE HAD THE BENEFIT OF INDEPENDENT LEGAL ADVICE WITH RESPECT TO THE ADVISABILITY OF ENTERING INTO THIS RELEASE AND HEREBY KNOWINGLY, AND UPON SUCH ADVICE OF COUNSEL, WAIVE ANY AND ALL APPLICABLE RIGHTS AND BENEFITS UNDER, AND PROTECTIONS OF ANY AND ALL CIVIL CODES, STATUTES AND DOCTRINES THAT PROVIDE THAT A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND THAT IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

7.           Counterparts; Governing Law. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by email (e.g., “pdf” or “tiff”) or telecopy shall be effective as delivery of a manually executed counterpart of this Amendment. This Amendment and the other Loan Documents, including any claims or causes of action (whether in contract, tort or statute) that may be based upon, raise out of or relate to this Amendment or the other Loan Documents, or the negotiation, execution or performance thereof or the transactions contemplated hereby, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

TIMBER PHARMACEUTICALS, INC. as a Borrower

By: /s/ John Koconis
Name: John Koconis
Title: Chief Executive Officer

TIMBER PHARMACEUTICALS LLC as a Borrower

By: /s/ John Koconis
Name: John Koconis Title: Chief Executive Officer

BIOPHARMX, INC. as a Borrower

By: /s/ John Koconis
Name: John Koconis Title: Chief Executive Officer

Signature Page to First Amendment to Credit Agreement

LEO US HOLDING, INC. as the Holder

By: /s/ Philip Eickhoff
Name: Philip Eickhoff Title: Non-executive Director

Signature Page to First Amendment to Credit Agreement